Exhibit 10.4

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”), dated [     ], 2026, is by and between HMH Holding Inc., a Delaware corporation (the “Company”), and [     ] (“Indemnitee”).

WHEREAS, it is essential to the Company and its mission to retain and attract as officers and directors the most capable persons available;

WHEREAS, both the Company and Indemnitee recognize the risk of claims that are routinely asserted against officers and directors of public companies, and the associated costs of defending such claims;

WHEREAS, the Amended and Restated Certificate of Incorporation (as may be amended, restated or amended and restated from time to time, the “Charter”) and the Amended and Restated Bylaws (as may be amended, restated or amended and restated from time to time, the “Bylaws”) of the Company provide certain indemnification rights to the officers and directors of the Company, as provided by Delaware law; and

WHEREAS, to induce Indemnitee to serve, or continue to serve, as [a director/an officer] of the Company or as a director/officer of another entity at the Company’s request or to take on additional service for or on behalf of the Company or its direct or indirect subsidiaries, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent permitted by law (whether partial or complete) and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and Indemnitee’s continuing to serve as [a director/an officer] of the Company, the parties hereto agree as follows:

1. Certain Definitions.

As used herein, the following words and terms shall have the following respective meanings (whether singular or plural):

“Affiliate” means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

“Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of Voting Securities where such acquisition causes such Person to own 40% or more of the combined voting power of the then outstanding Voting Securities; provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition by the Company or a wholly-owned subsidiary of the Company, (B) any acquisition directly from the Company that is approved by the Board of Directors of the Company (the “Board of Directors”) prior to the transaction, (C) any acquisition by any Exempt Person or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A) and (B) of paragraph (iii) of this definition;

(ii) the replacement of a majority of the Board of Directors over a two-year period of the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved or recommended by a vote of at least a majority of the directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or recommended; provided, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered to have been so approved or recommended;

(iii) the consummation of a reorganization, merger or consolidation or the sale or other disposition of all or substantially all of the assets of the Company, whether in one or a series of related transactions (“Business Combination”), excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the beneficial owners of the outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination in substantially the same proportions as their ownership of the common stock of the Company and Voting Securities immediately prior to such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and (B) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board of Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (A) and (B) of paragraph (iii) of this definition.

“Claim” shall include any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, inquiry or investigation (including any internal investigation, and whether instituted by the Company or any other party or otherwise), administrative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Company or any other party or otherwise, whether civil (including intentional and unintentional tort claims), criminal, administrative, investigative or other.

“Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or Expense Advance may be available under this Agreement.

“Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

“Exempt Person” means each of Baker Hughes Holdings LLC and Akastor ASA and each of their respective Affiliates.

“Expenses” shall include attorneys’ fees and all other costs, penalties, fees, fines, expenses, liabilities and obligations actually or reasonably paid or incurred in connection with investigating, prosecuting, defending, being a witness in, subject or target of, or participating in (including on appeal), or preparing to prosecute or defend, be a witness in, subject or target of, or participate in, any Claim. Expenses also shall include any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.

“Independent Legal Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have otherwise performed services for the Company, the Company’s parent entity (if any), or Indemnitee within the last five years and who are not currently performing services for the Company, the Company’s parent entity (if any), or Indemnitee, in each case, other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements.

“Reviewing Party” means (a) if a Change in Control shall not have occurred, (i) a majority of the Disinterested Directors or a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors or (ii) if there are no Disinterested Directors or if the Disinterested Directors so direct, Independent Legal Counsel or (b) if a Change in Control shall have occurred, the Independent Legal Counsel referred to in Section 3 hereof.

“Voting Securities” means the voting securities of the Company entitled to vote generally in the election of directors of the Company.

2. Basic Indemnification and Advancement Arrangement.

(a) In the event Indemnitee was, is, becomes or will become a party to, subject or target of, or witness or other participant in, or is threatened to be made a party to, subject or target of, or witness or other participant in, a Claim by reason of (or arising in part out of) Indemnitee’s Corporate Status (or in respect of any action or inaction on Indemnitee’s part while acting in any capacity described in the definition of Corporate Status), the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company (which demand shall contain sufficient information to reasonably inform the Company about the nature and extent of the indemnification sought by Indemnitee), against any and all Expenses, judgments and amounts paid or payable in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments or amounts paid or payable in settlement) of such Claim.

(b) If so requested in writing by Indemnitee (which such written request shall contain sufficient information to reasonably inform the Company about the nature and extent of the Expense Advance (as defined below) sought by Indemnitee), whether prior to or after the final disposition of a Claim, the Company shall advance (within thirty (30) calendar days of such request) any and all Expenses actually and reasonably incurred by or on behalf of Indemnitee (including, without limitation, Expenses actually and reasonably billed to or on behalf of Indemnitee) in connection with any such Claim (an “Expense Advance”).

(c) Notwithstanding the foregoing, (i) the obligations of the Company to indemnify Indemnitee under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written determination, or, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved, in a written opinion) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(b) shall be subject to the condition that, if the Reviewing Party determines in good faith that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until such time (if any) as there is a final non-appealable judicial determination by such court that Indemnitee is not entitled to indemnification against such Expense Advance. If there has been no determination by the Reviewing Party as contemplated by this Section 2(c) within thirty (30) days after receipt by the Company of a written demand for indemnification pursuant to Section 2(a), or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in the Court of Chancery of the State of Delaware seeking to enforce Indemnitee’s rights to indemnification and advancement hereunder or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, in all events, the Company hereby consents to service of process and agrees to appear in any such proceeding. Any determination by the Reviewing Party that Indemnitee is entitled to indemnification shall be conclusive and binding on the Company and Indemnitee. Any determination by the Reviewing Party that Indemnitee is not permitted to be indemnified (in whole or in part) under applicable law shall be in writing (or, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved, set forth in a written opinion).

3. Change in Control.

(a) The Company agrees that if there is a Change in Control of the Company then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or the Bylaws or Charter provision now or hereafter in effect, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law.

(b) If (i) a written opinion with respect to Indemnitee’s entitlement to indemnification hereunder is to be made by Independent Legal Counsel pursuant to Section 3(a) and (ii) within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 2(a), no Independent Legal Counsel shall have been selected by Indemnitee and approved by the Company, the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company to the Indemnitee’s selection of Independent Legal Counsel and/or for the appointment as Independent Legal Counsel of a person selected by the petitioned court or by such other person as the petitioned court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Legal Counsel under this Section 3. If (A) the Independent Legal Counsel does not render a written opinion to the Company and Indemnitee with respect to Indemnitee’s entitlement to indemnification hereunder within ninety (90) days after submission by Indemnitee of a written request therefor pursuant to Section 2(a) and (B) Indemnitee commences a legal proceeding in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, the Independent Legal Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) The Company agrees to pay the fees of the Independent Legal Counsel referred to in this Section 3 and to fully indemnify such counsel against any and all expenses (including reasonable attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4. Indemnification for Additional Expenses. It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee shall not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. The Company shall (i) indemnify Indemnitee (to the extent Indemnitee is successful on the merits or otherwise in the action provided for in this Section 4) against any and all Expenses (including reasonable attorneys’

fees) and, (ii) if requested in writing by Indemnitee, advance (within thirty (30) calendar days of such request) such Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the Company for any amounts so advanced if, when, and to the extent Indemnitee is not successful on the merits or otherwise in the action provided for in this Section 4), which are incurred by Indemnitee in connection with any action brought by Indemnitee (whether pursuant to Section 24 of this Agreement or otherwise), in each case, for (a) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or the Bylaws or Charter provision now or hereafter in effect or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, in all cases, to the fullest extent permitted by law.

5. Proceedings Against the Company; Certain Securities Laws Claims.

(a) Anything in this Agreement to the contrary notwithstanding, except as provided in Section 4 hereof or as required by applicable law, with respect to a Claim initiated against the Company by Indemnitee (whether initiated by Indemnitee in or by reason of such person’s capacity as an officer or director of the Company or in or by reason of any other capacity), the Company shall not be required to indemnify or to advance Expenses to Indemnitee in connection with prosecuting such Claim (or any part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Company in connection with such Claim (or part thereof) unless such Claim was authorized by the Board of Directors. For purposes of this Section 5, a compulsory counterclaim by Indemnitee against the Company in connection with a Claim initiated against Indemnitee by the Company shall not be considered a Claim (or part thereof) initiated against the Company by Indemnitee, and Indemnitee shall have all rights of indemnification and advancement with respect to any such compulsory counterclaim in accordance with and subject to the terms of this Agreement.

(b) Anything in this Agreement to the contrary notwithstanding, except as provided in Section 6 hereof with respect to indemnification of Expenses in connection with whole or partial success on the merits or otherwise in defending any Claim, the Company shall not be required to indemnify Indemnitee in connection with any Claim made against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

6. Partial Indemnity and Success on the Merits. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, and amounts paid or payable in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee is successful, on the merits or otherwise, in whole or in part, in defending a Claim (including dismissal without prejudice), or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified to the fullest extent permitted by law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

7. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder or otherwise, the Reviewing Party shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 2(a) hereof and the burden shall be on the Company to prove by clear and convincing evidence that Indemnitee is not so entitled.

8. No Other Presumptions. For purposes of this Agreement, the termination of any Claim, by judgment, order, settlement (whether with or without court approval) conviction, or otherwise, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

9. Settlement. Indemnitee shall be entitled to settle any Claim, in whole or in part, in such Indemnitee’s sole discretion. To the fullest extent permitted by law, any settlement of a Claim by Indemnitee shall be deemed the “final disposition” of such Claim for all purposes of this Agreement. The Company acknowledges that a settlement or other disposition short of final judgment on the merits may be successful if it permits a party to avoid expense, delay, distraction, disruption, and uncertainty. In the event that any Claim is resolved other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Claim with or without payment or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Claim. Any individual or entity seeking to overcome this presumption shall have the burden to prove by clear and convincing evidence that Indemnitee has not been successful on the merits or otherwise in such Claim.

10. Nonexclusivity; Subsequent Change in Law. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Bylaws or Charter, under Delaware law, any agreement, a vote of stockholders or a resolution of directors or otherwise. To the extent that a change in Delaware law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Bylaws and Charter and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

11. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

12. Amendments; Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any of the provisions of this Agreement be deemed or constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

14. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

15. Notices. Promptly after receipt by Indemnitee of notice of the commencement of any Claim, Indemnitee shall, if he or she anticipates or contemplates making a claim for Expenses or an advance pursuant to the terms of this Agreement, notify the Company of the commencement of such Claim within a reasonable period of time following such commencement; provided, however, that any delay in so notifying the Company shall not constitute a waiver or release by Indemnitee of rights hereunder and that any omission by Indemnitee to so notify the Company shall not relieve the Company from any liability that it may have to Indemnitee otherwise than under this Agreement. Any communication required or permitted to the Company shall be addressed to the Corporate Secretary of the Company and any such communication to Indemnitee shall be addressed to the Indemnitee’s address as shown on the Company’s records unless the Indemnitee specifies otherwise and shall be personally delivered or delivered by overnight mail delivery or sent by electronic mail. Any such notice shall be effective upon receipt.

16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, administrators, heirs, executors and personal and legal representatives. The Company agrees that in the event the Company or any of its successors (including any successor resulting from the merger or consolidation of the Company with another corporation or entity where the Company is the surviving corporation or entity) or assigns (i) consolidates with or merges into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any corporation or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company as a result of such transaction assume the obligations of the Company set forth in this Agreement. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve (i) as a director, officer, employee, agent or fiduciary of the Company or (ii) as a director, officer, manager, member, general or limited partner, employee, trustee, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or any other enterprise at the Company’s request.

17. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

18. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement.

19. Effective Date. To the fullest extent permitted by law, this Agreement shall (i) be effective as of the earliest date that Indemnitee commenced serving as a director or an officer of the Company, and (ii) apply to any claim for indemnification by Indemnitee with respect to any matters arising from such time and thereafter.

20. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

21. Headings. The Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

23. Use of Certain Terms. As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

24. Injunctive Relief. The parties hereto agree that Indemnitee may enforce this Agreement by seeking specific performance hereof, without any necessity of showing irreparable harm that a remedy at law would be inadequate or posting a bond, which requirements are hereby waived, and that by seeking specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

HMH HOLDING INC.

By:

Name:
Title:

INDEMNITEE

[Name]

[Signature Page to Indemnification Agreement]